Exhibit 5.1

ETHZilla Corporation
2875 South Ocean Blvd., Suite 200
Palm Beach, FL 33480

August 22, 2025

Re:	Form S-3 Resale Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to ETHZilla Corporation, a Delaware corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission”), by the Company, of a Registration Statement on Form S-3 (including the prospectus contained therein, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling stockholders identified in the prospectus constituting a part of the Registration Statement of up to 220,206,917 shares (the “Shares”) of common stock, par value $0.0001 per share of the Company ( “Common Stock”), representing up to:

(i) 143,934,168 shares of Common Stock (the “PIPE Shares”) issued to the investors of the PIPE Offering (as defined below);

(ii) 15,555,737 shares of Common Stock (the “Pre-Funded Warrant Shares”) underlying pre-funded warrants (the “Pre-Funded Warrants”, and the shares of Common Stock issuable upon exercise thereof, the “Pre-Funded Warrant Shares”) to purchase shares of Common Stock with an exercise price per share equal to $0.0001 issued to the investors of the PIPE Offering;

(iii) 1,940,112 shares of Common Stock previously issued upon exercise of Pre-Funded Warrants (the “Exercised Pre-Funded Warrant Shares”);

(iv) 45,572,251 shares of Common Stock (the “Initial Strategic Advisor Warrant Shares”) underlying warrants (the “Initial Strategic Advisor Warrants”) to purchase shares of Common Stock with an exercise price per share equal to $2.775, issued to certain strategic advisors of the Company (the “Strategic Advisors”) on July 29, 2025;

(v) 9,071,110 shares of Common Stock (the “Subsequent Strategic Advisor Warrant Shares” and collectively with the Initial Strategic Advisor Warrant Shares, the “Strategic Advisor Warrant Shares”) underlying warrants (the “Subsequent Strategic Advisor Warrants” and collectively with the Initial Strategic Advisor Warrants, the “Strategic Advisor Warrants”, and such Strategic Advisory Warrants, together with the Pre-Funded Warrants, the “Warrants”, and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”) to purchase shares of Common Stock with an exercise price per share equal to $3.445 issued to the Strategic Advisors on August 8, 2025;

(vi) 4,114,672 shares of Common Stock (the “Placement Agent Shares”) issued to Clear Street LLC (the “Placement Agent”), who served as placement agent for the PIPE Offering (as defined below), and a separate offering of convertible notes of the Company; and

(vii) 18,867 shares (the “Maxim Shares”) of Common Stock issued to Maxim Partners LLC (”Maxim”), as a consulting fee.

The Shares are proposed to be sold by the selling stockholders named in the Registration Statement and as described in greater detail in the Registration Statement to which this opinion has been filed as an exhibit. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Second Amended and Restated Certificate of Incorporation, as amended to date, (ii) the Company’s Third Amended and Restated Bylaws, (iii)the Registration Statement and the exhibits thereto, (iv)certain resolutions adopted by the Board of Directors of the Company, (v) that certain Securities Purchase Agreement dated July 29, 2025, entered into between the Company and the purchasers named therein (the “SPA”), pursuant to which the PIPE Shares and Pre-Funded Warrants were sold by the Company to such purchasers in a private placement (the “PIPE Offering”), (vi) the Pre-Funded Warrants to Purchase Common Stock agreements evidencing the Pre-Funded Warrants dated August 4, 2025 (the “Pre-Funded Warrant Agreements”), (vii) the Strategic Advisory Agreements dated July 29, 2025, entered into between the Company and each of the Strategic Advisors, (viii) the Initial Strategic Advisor Warrants to Purchase Common Stock agreements dated July 29, 2025 and Subsequent Strategic Advisor Warrants to Purchase Common Stock agreements dated August 8, 2025, entered into by the Company to evidence the Initial Strategic Advisory Warrants and Subsequent Strategic Advisory Warrants, respectively (the “Strategic Advisor Warrant Agreements”), due to the Strategic Advisors pursuant to the terms of the Strategic Advisory Agreements, (ix) the Engagement Letter between the Company and the Placement Agent, pursuant to which the Placement Agent Shares were issued to the Placement Agent, (x)the agreement between the Company and Maxim, pursuant to which the Maxim Shares were issued to Maxim, (xi) other applicable agreements relating to the sale, issuance and grant, of the Warrants and Shares; and (xii) such other certificates, instruments, agreements, and documents as we have considered necessary for purposes of this opinion letter. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement and, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; and (4) in connection with each issuance of any Warrant Shares, the Company will duly execute and deliver a stock certificate evidencing the Warrant Shares or, with respect to any Warrant Shares issued on an uncertificated basis, the Company will comply with applicable laws regarding the documentation of uncertificated securities.

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations, and exceptions set forth stated herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that:

(a) the PIPE Shares, Placement Agent Shares and Maxim Shares, are validly issued, fully paid and non-assessable;

(b) upon issuance of the Pre-Funded Warrant Shares upon exercise of the Pre-Funded Warrants, in accordance and pursuant to the terms and conditions of the Pre-Funded Warrant Agreements (including, without limitation, the payment of the exercise price for the Shares to the extent not already paid), such Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable; and

(c) upon issuance of the Strategic Advisor Warrant Shares upon exercise of the Strategic Advisor Warrants, in accordance and pursuant to the terms and conditions of the Strategic Advisor Warrant Agreements (including, without limitation, the payment of the exercise price for the Shares to the extent not already paid), such Strategic Advisor Warrant Shares will be validly issued, fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated above with respect to the Shares.

We express no opinion as to the laws of any state or jurisdiction other than the State of Delaware and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Delaware law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. The references and limitations to the laws of the “State of Delaware” include all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ The Loev Law Firm, PC

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